EXHIBIT 99.4

                              FLORIDAFIRST BANCORP

                                LAKELAND, FLORIDA


Dear Stockholder:

         You are invited to attend a Special Meeting of stockholders of FloridaFirst Bancorp, Lakeland, Florida (the "Middle Tier Holding Company") on __________ ___, 2000 at _____, Eastern time, at our office located at 205 East Orange Street, Lakeland, Florida (the "Special Meeting"). Only our stockholders of record as of __________ ___, 2000 will be entitled to vote at the Special Meeting.

         At the Special Meeting, you will be asked to approve a Plan of Conversion and Reorganization (the "Plan") that will allow us to convert to a full stock holding company. In connection with the Plan, the proposed new holding company, FloridaFirst Bancorp, Inc., will issue shares of common stock to our stockholders of record in exchange for their shares of the Middle Tier Holding Company and will also sell the percentage of the Middle Tier Holding Company currently owned by the Mutual Holding Company to certain FloridaFirst Bank's depositors and borrowers. Any remaining shares may be offered to the public, with a preference to our existing stockholders. Your percentage of ownership in FloridaFirst Bancorp, Inc. will be equal to your current percentage ownership in the Middle Tier Holding Company.

         It is very important for your shares to be represented at the Special Meeting, regardless of whether you plan to attend in person. One of the conditions to approve the Plan as required by the Office of Thrift Supervision, is the affirmative vote of at least two-thirds of the total votes eligible to be cast by all our stockholders present in person or by proxy (including those shares held by FloridaFirst Bancorp MHC) and the affirmative vote of the majority of the votes cast by our stockholders present in person or by proxy (other than those held by FloridaFirst Bancorp MHC). Consequently, a failure to vote will have the same effect as a vote against the Plan. Accordingly, it is important that you take the time to consider and vote upon these matters.

         YOUR VOTE IS IMPORTANT. WE URGE YOU TO EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE SPECIAL MEETING.

         The enclosed proxy materials and Prospectus for the stock of FloridaFirst Bancorp, Inc. contain a more detailed analysis of the Plan. For the reasons set forth in the Proxy Statement and the Prospectus, the Board of Directors unanimously recommends a vote FOR the Plan. If you are planning to attend the Special Meeting, please let us know by marking the appropriate box on the proxy card. Thank you for taking the time to consider this matter.

                                           Sincerely,



                                           Gregory C. Wilkes
                                           President and Chief Executive Officer

                              FLORIDAFIRST BANCORP
                             205 East Orange Street
                          Lakeland, Florida 33801-4611
                                 (863) 688-6811

--------------------------------------------------------------------------------
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

         Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of FloridaFirst Bancorp (the "Middle Tier Holding Company") will be held at the office of the Middle Tier Holding Company, located at 205 East Orange Street, Lakeland, Florida on _________ at _______, Florida time. Business to be taken up at said special meeting shall be to consider and vote upon:

         (1) A Plan of Conversion and Reorganization (the "Plan") and transactions incident to the Plan, pursuant to which (i) FloridaFirst Bank (the "Bank") will establish FloridaFirst Bancorp, Inc. (the "Holding Company") as a Florida chartered corporation subsidiary; (ii) the FloridaFirst Bancorp MHC (the"Mutual Holding Company") will convert into an interim federal stock savings bank ("Interim Bank No. 1"); (iii) the Middle Tier Holding Company will adopt an interim federal stock savings bank charter ("Interim Bank No. 2"); (iv) Interim Bank No. 2 will merge into the Bank ("Merger No. 1") with the Bank as the surviving entity; (v) immediately following Merger No. 1, Interim Bank No. 1, formerly the Mutual Holding Company, will merge with and into the Bank ("Merger No. 2") with the Bank as the surviving entity; (vi) the shares of Middle Tier Holding Company common stock previously held by the Mutual Holding Company will be canceled, and eligible members of the Mutual Holding Company as of certain specified dates will be granted interests in a liquidation account established by the Bank; (vii) the Holding Company will form an interim federal stock savings bank as a subsidiary ("Interim Bank No. 3"); (viii) immediately following Merger No. 2, Interim Bank No. 3 will merge with and into the Bank ("Merger No. 3"); (ix) as a result of Merger No. 3, Bank stock deemed held by Public Stockholders (stockholders other than the Mutual Holding Company) will be converted into Holding Company common stock based upon the exchange ratio that is designed to ensure that Public Stockholders will own approximately the same percentage of Holding Company common stock as the percentage of Middle Tier Holding Company stock owned by them prior to the Conversion; and (x) contemporaneously, the Holding Company will offer for sale shares of common stock in a subscription offering; and

         (2) Any other matters that may lawfully come before the Special Meeting. As of the date of mailing of this Notice, the Board of Directors is not aware of any other matters that may come before the Special Meeting.

         Stockholders of the Middle Tier Holding Company, at the close of business on __________, 2000 are entitled to notice of and to vote at the Special Meeting.


                                              By Order Of The Board of Directors


                                              Sonja T. Hughey
                                              Secretary
Lakeland, Florida
______________, 2000

--------------------------------------------------------------------------------
     YOUR  VOTE IS VERY  IMPORTANT.  THE  ENCLOSED  PROSPECTUS  PROVIDES  A MORE
DETAILED DESCRIPTION OF THE PROPOSED TRANSACTION AND IS INCORPORATED BY REFERENCE HERETO. IF YOU HAVE ANY QUESTIONS, PLEASE CALL OUR CONVERSION CENTER AT _____________.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PLAN BY COMPLETING THE ENCLOSED PROXY CARD AND PROMPTLY RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. YOUR VOTE IS VERY IMPORTANT. ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE MIDDLE TIER HOLDING COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS BROKER PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE SPECIAL MEETING.
--------------------------------------------------------------------------------

                              FLORIDAFIRST BANCORP
                             205 East Orange Street
                               Lakeland, Florida
                           33801-4611 (863) 688-6811

                                 PROXY STATEMENT

                                                          _____________ __, 2000

         YOUR PROXY, IN THE FORM ENCLOSED, IS SOLICITED BY THE BOARD OF DIRECTORS OF THE MIDDLE TIER HOLDING COMPANY, FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON _______________, 2000, AND AT ANY ADJOURNMENT OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING.

         VOTING IN FAVOR OF THE PLAN WILL NOT OBLIGATE ANY PERSON TO PURCHASE CONVERSION STOCK. SHARES OF CONVERSION STOCK ARE BEING OFFERED ONLY BY THE PROSPECTUS.

         THIS PROXY STATEMENT IS A SUMMARY OF INFORMATION ABOUT THE MUTUAL HOLDING COMPANY, THE MIDDLE TIER HOLDING COMPANY, THE BANK AND THE HOLDING
COMPANY AND THE PROPOSED CONVERSION AND REORGANIZATION. A MORE DETAILED DESCRIPTION OF THE "PRIMARY PARTIES AND THE CONVERSION AND REORGANIZATION IS INCLUDED IN THE PROSPECTUS WHICH IS INCORPORATED BY REFERENCE HEREIN.


                  VOTING RIGHTS AND VOTE REQUIRED FOR APPROVAL

         Only stockholders of record at the close of business on _____________, 2000 (the "Voting Record Date") are entitled to notice of and to vote at the Special Meeting. Pursuant to Office of Thrift Supervision ("OTS") regulations, consummation of the Conversion and Reorganization are conditioned upon the approval of the Plan by the OTS, as well as (1) the approval of at least two-thirds of the total number of votes eligible to be cast by the stockholders of the Middle Tier Holding Company, and a majority of the votes cast at the Special Meeting by the stockholders of the Middle Tier Holding Company other than the Mutual Holding Company (the "Public Stockholders"), as of the close of business on the Voting Record Date, and (2) the approval of at least majority of the votes entitled to be cast by the members of the Mutual Holding Company as of the voting record date for the special meeting of members called for the purpose of considering the Plan. The Mutual Holding Company intends to vote its shares of the Middle Tier Holding Company Common Stock, which amount to 57% of the outstanding shares, in favor of the Plan at the Special Meeting.

         This Proxy Statement, including the enclosed Prospectus dated ________________, 2000, which is incorporated by reference, and related materials are first being mailed to stockholders of the Middle Tier Holding Company on or about ___________, 2000.

         THE BOARD OF DIRECTORS OF THE MIDDLE TIER HOLDING COMPANY URGES YOU TO VOTE FOR THE PLAN AND TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU DO NOT INTEND TO PURCHASE COMMON STOCK. THIS WILL ENSURE THAT YOUR VOTE WILL BE COUNTED.

         THE OTS HAS APPROVED THE PLAN SUBJECT TO THE APPROVAL OF THE STOCKHOLDERS OF THE MIDDLE TIER HOLDING COMPANY AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. HOWEVER, SUCH APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN BY THE OTS.


                                     PROXIES

         The Board of Directors of the Middle Tier Holding Company is soliciting the proxy which accompanies this Proxy Statement for use at the Special Meeting. Stockholders may vote at the Special Meeting or any adjournment thereof in person or by proxy. All properly executed proxies received by the Board of Directors of the Middle Tier Holding Company will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, such proxies will be voted in favor of the Plan as described herein. If any other matters are properly presented before the Special Meeting and may properly be voted upon, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named therein. Any member giving a proxy will have the right to revoke his proxy at any time before it is voted by delivering written notice or a duly executed proxy bearing a later date to the Secretary of the Middle Tier Holding Company, provided that such notice or proxy is received by the Secretary prior to the Special Meeting or any adjournment thereof, or by attending the Special Meeting and voting in person. If there are not sufficient votes for approval of the Plan at the time of the Special Meeting, the Special Meeting may be adjourned to permit further solicitation of proxies.

         Proxies may be solicited by officers, directors or other employees of the Mutual Holding Company in person, by telephone or through other forms of communication. Such persons will be reimbursed by the Mutual Holding Company for their expenses incurred in connection with such solicitation. Sandler O'Neill & Partners, L.P. ("Sandler") will assist in the solicitation of proxies. Sandler will receive a $32,000 management fee plus out-of- pocket expenses (up to $25,000) for its management and proxy solicitation services in connection with the Conversion and Reorganization.

         The proxies solicited hereby will be used only at the Special Meeting and at any adjournment thereof; they will not be used at any other meeting.

         The approval of the Plan will require the affirmative vote of at least two-thirds of the total votes eligible to be cast by all stockholders of the Middle Tier Holding Company, including the Mutual Holding Company, and the affirmative vote of at least a majority of the total votes cast by the Public Stockholders.

         As of __________ ____, 2000, the Mutual Holding Company held _______ shares or ____% of the outstanding shares of Mid-Tier Holding Company Common Stock, and management believes that all such shares will be voted to approve the Plan.

               VOTING SECURITIES AND BENEFICIAL OWNERSHIP THEREOF

         On the Voting Record Date, there were ____________ shares of the Middle Tier Holding Company Common Stock outstanding, and the Middle Tier Holding Company had no other class of equity securities outstanding. Each share of the Middle Tier Holding Company Common Stock outstanding on the Voting Record Date is entitled to one vote at the Special Meeting on all matters properly presented at the Special Meeting.

         As provided in the Charter of the Middle Tier Holding Company, for a period of five years from the effective date of the Charter, no person, except for the Mutual Holding Company, is permitted to beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") of the Middle Tier Holding Company, and any shares of Common Stock acquired in violation of this Limit, are not entitled to any vote. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity.

         A majority of the outstanding shares of Middle Tier Holding Company Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum at the Special Meeting. Shares as to which the "ABSTAIN" box has been marked on the proxy and any shares held by brokers in street name for customers which are not voted in the absence of instructions from the customers ("broker non-votes") will not be counted as present for determining if a quorum is present. Because the Plan must be approved by the vote of at least two-thirds of the outstanding Middle Tier Holding Company Common Stock (including those shares held by the Mutual Holding Company) and the affirmative vote of the majority of the votes cast by the Public Shareholders, abstentions and broker non-votes will have the same effect as a vote against such proposal.

Beneficial Ownership of Stock

         The following table includes, as of the Voting Record Date, information as to the Middle Tier Holding Company common stock beneficially owned by persons or groups who own more than 5% of the Middle Tier Holding Company, and by all directors and executive officers as a group. Other than the Mutual Holding Company, management knows of no person or group that owns more than 5% of the outstanding shares of common stock at the Voting Record Date.


 Name and Address                 Amount of Shares Owned and       Percent of Shares of
of Beneficial Owners            Nature of Beneficial Ownership    Common Stock Outstanding
--------------------            ------------------------------    ------------------------

FloridaFirst Bancorp MHC                  3,049,024                        57.0%
205 East Orange Street
Lakeland, Florida  33801-4611

                    INCORPORATION OF INFORMATION BY REFERENCE

         The Prospectus of the Holding Company which accompanies this Proxy Statement is incorporated herein by reference in its entirety. The Mutual Holding Company urges you to carefully read the Prospectus prior to voting on the proposal to be presented at the Special Meeting. The Prospectus sets forth a description of the Conversion and Reorganization and the related offering of Company Common Stock under the section "The Conversion and Reorganization." Such section also describes the effects of the Conversion and Reorganization on the stockholders of the Middle Tier Holding Company, including the tax consequences thereof.

         Information regarding the Primary Parties is set forth in the Prospectus under the captions "Summary -- The Companies. -- FloridaFirst Bancorp, Inc., FloridaFirst Bancorp MHC, FloridaFirst Bancorp and FloridaFirst Bank" as well as under "Business of FloridaFirst Bancorp, Inc." and "Business of FloridaFirst Bank." The Prospectus also describes the business and financial condition of the Middle Tier Holding Company and the Bank under the captions "Recent Developments" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Capital Stock of the Company is described in the Prospectus in "Description of Capital Stock." In addition, the historical, consolidated financial statements of the Middle Tier Holding Company are included in the Prospectus. Information regarding the use of proceeds from the sale of Company Common Stock in connection with the Conversion and Reorganization, the historical capitalization and the pro forma capitalization, other pro forma data, as well as information pertaining to regulation, employees and legal proceedings are set forth in the Prospectus under the captions "Use of Proceeds," "Capitalization," "Pro Forma Data," "Historical and Pro Forma Capital Compliance," "Regulation," "Business of FloridaFirst Bank - Personnel" and "- Legal Proceedings," respectively. The Pro Forma Data shows the effects of the Conversion and Reorganization on the Middle Tier Holding Company's total stockholders' equity and net income, on both an aggregate and per share basis, based upon the assumptions set forth therein. The consents of certain experts are discussed in the Prospectus in "Legal and Tax Opinions" and "Experts."

         The Prospectus also sets forth a description of the current management of the Mutual Holding Company, the Middle Tier Holding Company, the Bank, as well as the management of the Holding Company after the Conversion and Reorganization, including current compensation and benefits as well as proposed future stock benefit plans. See "Management of FloridaFirst Bancorp, Inc." and "Management of FloridaFirst Bank" in the Prospectus.


            PROPOSAL TO APPROVE PLAN OF CONVERSION AND REORGANIZATION

         The Boards of Directors of the Mutual Holding Company, the Middle Tier Holding Company, the Holding Company and the Bank have approved the Plan, as has the OTS, subject to approval by the members of the Mutual Holding Company and the stockholders of the Middle Tier Holding Company entitled to vote on the matter, and subject to the satisfaction of certain other conditions. Such OTS approval, however, does not constitute a recommendation or endorsement of the Plan by such agency.

                        DISSENTERS' AND APPRAISAL RIGHTS

         Under OTS regulations, the Public Shareholders will not have dissenters' rights or appraisal rights in connection with the exchange of their Mid-Tier Holding Company Common Stock for shares of common stock of the Holding Company.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS OF THE MIDDLE TIER HOLDING COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PLAN. SINCE THE PLAN MUST BE APPROVED BY AT LEAST THE MAJORITY OF THE OUTSTANDING VOTES OF PUBLIC STOCKHOLDERS, NOT VOTING WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PLAN. VOTING FOR THE PLAN WILL NOT OBLIGATE ANY VOTER TO PURCHASE ANY SHARES OF HOLDING COMPANY COMMON STOCK. SHARES OF HOLDING COMPANY COMMON STOCK ARE BEING OFFERED ONLY BY THE PROSPECTUS, WHICH IS INCORPORATED BY REFERENCE HERETO.

                             ADDITIONAL INFORMATION

         The information contained in the accompanying Prospectus, including a more detailed description of the Plan, certain financial statements of the Middle Tier Holding Company and the Company, a description of the capitalization, business, the directors and officers of the Company, the Middle Tier Holding Company and the Mutual Holding Company, and the compensation and other benefits of directors and officers, the anticipated use of the net proceeds from the sale of the Company Common Stock and a description of the Company Common Stock, is intended to help you evaluate the Conversion and Reorganization and is incorporated herein by reference.

         Public  Stockholders whose shares are held in street name may obtain an
order  form  and   instructions  for  the  purchase  of  shares  in  the  Public
Stockholders Offering by contacting our Stock Center at ___________.

         The Plan is attached hereto as Exhibit A. The Articles of Incorporation and Bylaws of the Holding Company are available at no cost by contacting the Conversion Center at (863) ____________, or by writing to the Corporate Secretary at 205 East Orange Street, Lakeland, Florida 33801-4611. Adoption of the Plan by the stockholders authorizes the Boards of Directors of the Primary Parties to amend or terminate the Plan including the charter of the Bank and the Articles of Incorporation of the Holding Company prior to the closing of the Conversion. All statements made in this document are hereby qualified by the contents of such documents as set forth above.

         All persons eligible to vote at the Special Meeting should review both this Proxy Statement and the accompanying Prospectus carefully. However, no person is obligated to purchase any Company Common Stock. Regardless of how you vote or whether you purchase Company Common Stock, you will receive shares of Company Common Stock in exchange for your Middle Tier Holding Company Common Stock so that you will own approximately the same percentage of Company Common Stock as the percentage of Middle Tier Holding Company Common Stock that you own immediately prior to the Conversion.

         YOUR BOARD OF DIRECTORS URGES YOU TO CONSIDER CAREFULLY THIS PROXY STATEMENT AND THE PROSPECTUS AND URGES YOU TO VOTE. NO PERSON WILL BE OBLIGATED TO ORDER ANY HOLDING COMPANY COMMON STOCK.

         THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY HOLDING COMPANY COMMON STOCK. THE OFFER WILL BE MADE ONLY BY MEANS OF THE PROSPECTUS MEETING THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES PROMULGATED THEREUNDER AND ACCOMPANIED BY A STOCK ORDER FORM.


                                       By Order Of The Board Of Directors:


                                       Sonja T. Hughey
                                       Secretary

Lakeland, Florida

_______________ _____, 2000

                                 REVOCABLE PROXY

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              FLORIDAFIRST BANCORP
                      FOR A SPECIAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON _____________ __, 2000

         The undersigned stockholder of FloridaFirst Bancorp (the "Middle Tier Holding Company") hereby appoints the full Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to cast such votes as the undersigned may be entitled to vote at the special meeting of stockholders of the Middle Tier Holding Company to be held at the main office of the Middle Tier Holding Company located at 205 East Orange Avenue, Lakeland, Florida on __________, __________ __, 2000, at __:___
_.m., local time, and at any and all adjournments thereof ("Special Meeting"). They are authorized to cast all votes to which the undersigned is entitled as follows:


1. The approval of the Plan of Conversion and Reorganization and Plans of Merger (the "Plan") and transactions incident to the Plan, pursuant to which (i) FloridaFirst Bank (the "Bank") will establish FloridaFirst Bancorp, Inc. (the "Holding Company") as a Florida chartered corporation subsidiary; (ii) the Mutual Holding Company will convert into an interim federal stock savings bank ("Interim Bank No. 1"); (iii) the Middle Tier Holding Company will convert into an interim federal stock savings bank ("Interim Bank No. 2"); (iv) Interim Bank No. 2 will merge with and into the Bank (Merger No. 1"); (v) Interim Bank No. 1, formerly the Mutual Holding Company, will merge with and into the Bank ("Merger No. 2"); (vi) the shares of Middle Tier Holding Company common stock previously held by the Mutual Holding Company will be canceled, and eligible members of the Mutual Holding Company as of certain specified dates will be granted interests in a Liquidation Account established by the Bank; (vii) the Holding Company will form an interim federal stock savings bank as a subsidiary ("Interim Bank No. 3"); (viii) Interim Bank No. 3 will merge with and into the Bank ("Merger No. 3"); (ix) as a result of Merger No. 3, Bank stock deemed held by Public Stockholders will be converted into Holding Company common stock based upon the Exchange Ratio that is designed to ensure that Public Stockholders will own approximately the same percentage of Holding Company common stock as the percentage of Middle Tier Holding Company stock owned by them prior to the Conversion; and (x) contemporaneously with Merger No. 3, the Holding Company will offer for sale shares of common stock in a subscription offering


       FOR                           AGAINST                        ABSTAIN
       ---                           -------                        -------
       |_|                             |_|                            |_|

         Execution of this proxy also permits the proxy holders to vote this proxy in their discretion, upon such other matters that may come before the Special Meeting. The Special Meeting may be adjourned to enable the Middle Tier Holding Company to solicit additional proxies. The board of directors is not aware of any other matters that may come before the Special Meeting.

                  THIS PROXY WILL BE VOTED FOR THE PROPOSITION
                       STATED IF NO CHOICE IS MADE HEREON

         All votes will be cast in accordance with this Proxy. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Middle Tier Holding Company at said meeting of the member's decision to terminate this Proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt of a Notice of Special Meeting of Stockholders, a Proxy Statement dated __________ ____, 2000, and a Prospectus dated __________ ____, 2000, prior to the execution of this Proxy.



                                            ------------------------------------
                                            Date


                                            ------------------------------------
                                            Signature


                                            ------------------------------------
                                            Signature



         NOTE: Please sign your name exactly as it appears hereon. If shares are held jointly, each stockholder should sign. When signing as an attorney, administrator, agent, corporation, officer, executor, trustee, guardian or similar position, please add your full title to your signature.